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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 17, 2006

                        Global Media Group Holdings, Inc.
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             (Exact name of registrant as specified in its charter)


           Delaware                  0-32721             88-0492265
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(State or other jurisdiction      (Commission           (IRS Employer
      of incorporation)           File Number)        Identification No.)

           649 San Ramon Valley Boulevard, Danville, California 94526
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               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (925) 743-8880

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.02.  Unregistered Sales of Equity Securities

On July 17, 2006, Global Media Group Holdings, Inc., a Delaware corporation (the "Registrant") sold $600,000 of Notes and Warrants to obtain a 3 1/2 month bridge loan. The transaction provided net proceeds of $500,000. There was no underwriter. The Registrant relies upon the exemption for transactions by an issuer not involving any public offering in Section 4(2) of the Securities Act of 1933. There was no general solicitation and no advertising. The 2 investors are accredited investors. The Warrants give the investors the right to purchase up to 1,275,000 shares of the Registrant's common stock at $1.00 per share during the next three years. The Notes are secured by all of the Registrant's assets.

At July 18, 2006, the Registrant had 14,030,577 shares of common stock issued and outstanding. The exercise of the Warrants would constitute greater than 5% of this Registrant's common stock.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Global Media Group Holdings, Inc.



Date: July 21, 2006                           /s/ Andrew Orgel
                                              ----------------
                                              Andrew Orgel, Chairman &
                                               Chief Executive Officer







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